UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 1, 2008

The Allied Defense Group, Inc.
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	1-11376	04-2281015

(Address of principal executive offices)		(Zip Code)
8000 Towers Crescent Drive, Suite 260, Vienna, VA		22182

Registrant’s telephone number, including area code		(703) 847-5268

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 1, 2008, The Allied Defense Group, Inc. (the “Company”) and Global Microwave Systems, Inc. (“GMS”), a subsidiary of the Company, completed the sale of substantially all of the assets and business of GMS to GMS Cobham, Inc. (the “Buyer”), a subsidiary of Cobham, plc. The sale was completed in accordance with the terms and conditions of the Asset Purchase Agreement dated as of August 19, 2008.

A copy of the press release that the Company issued to announce the closing of the transaction is furnished as Exhibit 99.1.

In accordance with the requirements under the Amended and Restated Senior Secured note holders' agreement, the Company will notify the note holders of the sale and the note holders have the right to elect for the Company to use a portion of the net proceeds of the sale to redeem a portion of the notes. The pro forma financial statements provided in Section 9 of this Form 8-K does not reflect any such redemption, except as set forth in the footnotes thereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b) Pro forma financial information.

In accordance with Item 9.01(b)(1) of Form 8-K, the pro forma financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 9.1.

(c) Exhibits

2.1 Asset Purchase Agreement dated as of August 19, 2008 (incorporated by reference from the Company’s Form 8-K as filed with the Securities and Exchange Commission on August 20, 2008).

9.1 Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of June 30, 2008 and Unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company for the six months ended June 30, 2008 and the year ended December 31, 2007.

99.1 Press Release of the Company dated October 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Allied Defense Group, Inc.
(Registrant)

By:	/s/ Deborah F. Ricci
Deborah F. Ricci, Chief Financial Officer and Treasurer
Date: October 7, 2008